Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Better Therapeutics, Inc. of our report dated March 28, 2022, relating to the financial statements of Better Therapeutics, Inc., as of and for the years ended December 31, 2021 and 2020 appearing elsewhere in this Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

April 1, 2022